Exhibit 11.1

Consent of Independent Auditor

We consent to the use in this Offering Statement on Form 1-A, utilizing Form S-11 format, of Iroquois Valley Farmland REIT, PBC relating to our audit of the financial statements (enumerated below) and to the reference to our firm under the heading “Experts.”

1.	Report dated April 27, 2022 related to our audit of the financial statements of Iroquois Valley Farmland REIT, PBC as of December 31, 2021

2.	Report dated April 23, 2021 related to our audit of the financial statements of Iroquois Valley Farmland REIT, PBC as of December 31, 2020

East Lansing, Michigan

May 16, 2022